Exhibit 99.4

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

As of and for the Three Months Ended March 31, 2025

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

As of and for the Three Months Ended March 31, 2025

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(In Thousands)

(Unaudited)

As of March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$171,325
Restricted cash	560,599
Premiums, commissions, and fees receivable, net	751,986
Deferred reinsurance premiums ceded	361,358
Reinsurance recoverables	261,636
Prepaid expenses and other current assets	141,798

Total current assets	2,248,702

Property and equipment	46,727
Goodwill	3,523,142
Intangible assets, net	1,277,529
Other long-term assets	128,640

Total assets	$7,224,740

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$66,800
Current portion of purchase agreement obligations	153,723
Accounts payable and accrued expenses	153,893
Premiums payable	887,016
Loss and loss adjustment expense reserves	274,613
Unearned premiums	383,444
Ceded premiums payable	144,644
Other liabilities	223,510

Total current liabilities	2,287,643

Long-term liabilities:
Long-term debt, net of current portion	4,574,136
Purchase agreement obligation	253,595
Other long-term liabilities	73,341

Total long-term liabilities	4,901,072

Total liabilities	7,188,715

Mezzanine Equity:
Redeemable Preferred Stock, $0.01 par value per share, 300,000 issued and outstanding	363,371
Shareholders’ equity:
Common stock, $0.01 par value per share, 2,000,000,000 Voting shares authorized, 819,808,747 issued and outstanding; 5,000,000,000 Non-voting shares authorized, 742,237,229 shares issued and outstanding	15,620
Additional paid-in capital	953,509
Accumulated deficit	(1,286,398)
Accumulated other comprehensive loss	(10,077)

Total shareholders’ equity	(327,346)

Total liabilities, mezzanine equity and shareholders’ equity	$7,224,740

The accompanying notes are an integral part of these consolidated financial statements

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(In Thousands)

(Unaudited)

Three Months Ended March 31, 2025
Revenues:
Commissions	$337,590
Fees	63,411
Contingency and profit-share	24,236
Insurance revenue	5,384

Total revenues	430,621

Expenses:
Commissions, employee compensation, and benefits	245,282
Professional services	34,542
Depreciation and amortization	40,594
Change in fair value of deferred purchase consideration	16,514
Other expenses	45,126

Total expenses	382,058

Operating income	48,563

Other income (expense):
Interest income	5,133
Other income, net	2,662
Interest expense	(110,735)

Total other expense	(102,940)

Loss before income taxes	(54,377)
Income tax expense	42,930

Net loss	(97,307)

Foreign currency translation	(43)

Comprehensive loss	$(97,350)

The accompanying notes are an integral part of these consolidated financial statements

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Statement of Shareholders’ Equity

(In Thousands, Except Share Values)

(Unaudited)

	Mezzanine Equity Series Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity
Balances as of December 31, 2024	300,000	$351,248	1,553,087,053	$15,531	$937,439	$(1,189,091)	$(10,034)	$(246,155)
Accretion of Preferred Stock to redemption value	—	12,123	—	—	(12,123)	—	—	(12,123)
Issuance of common stock	—	—	9,079,900	90	26,318	—	—	26,408
Repurchase of common stock	—	—	(120,977)	(1)	(350)	—	—	(351)
Stock-based compensation	—	—	—	—	2,225	—	—	2,225
Net loss	—	—	—	—	—	(97,307)	—	(97,307)
Foreign currency translation	—	—	—	—	—	—	(43)	(43)

Balances as of March 31, 2025	300,000	$363,371	1,562,045,976	$15,620	$953,509	$(1,286,398)	$(10,077)	$(327,346)

The accompanying notes are an integral part of these consolidated financial statements

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(In Thousands)

(Unaudited)

Three Months
Ended March 31, 2025
Operating activities
Net loss	$(97,307)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments, net	(310)
Depreciation and amortization expense	40,594
Stock-based compensation expense	2,225
Change in fair value of purchase agreement obligations	16,514
Amortization of deferred financing costs and debt discount	3,406
Allowance for credit losses	397
Deferred income taxes	42,171
Change in fair value of equity purchase agreement obligations	562
Payments of purchase agreement obligations	(114,697)
Effect of change in foreign currency	(6)
Changes in operating assets and liabilities:
Accounts receivable	29,678
Prepaid expenses and other current assets	(12,462)
Reinsurance recoverables	(6,493)
Deferred reinsurance premiums ceded	58,929
Other long-term assets	(986)
Premiums payable	6,990
Accounts payable and accrued expenses	(51,491)
Ceded premiums payable	(131,404)
Loss and loss adjustments expense reserves	4,294
Unearned premiums	(56,893)
Other current liabilities	(21,536)
Other long-term liabilities	10,631

Net cash used in operating activities	(277,194)

Investing activities
Purchases of property and equipment	(6,033)
Acquisition of businesses, net of cash acquired	(33,075)
Proceeds from sale of investments	693
Purchase of investments	(428)

Net cash used in investing activities	$(38,843)

The accompanying notes are an integral part of these consolidated financial statements

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(In Thousands)

(Unaudited)

Financing activities
Borrowings under long-term debt arrangement	$215,000
Repayments of long-term debt	(12,053)
Payments of purchase agreement obligations	(36,598)
Issuance of common stock	623
Repurchase of common stock	(18,464)
Fiduciary receivables and liabilities, net	(15,573)

Net cash provided by financing activities	132,935

Effect of exchange rate changes on cash	(38)

Net decrease in cash and restricted cash	(183,140)
Cash, cash equivalents, and restricted cash at beginning of year	915,064

Cash, cash equivalents, and restricted cash at end of year	$731,924

Supplemental disclosure of cash flow information
Cash paid for interest	$112,889
Cash paid for income taxes	848
Noncash investing and financing activities
Contingent or deferred purchase price in conjunction with acquisitions of businesses, net	$2,499
Issuance of common stock for acquisitions of business	8,531

The accompanying notes are an integral part of these consolidated financial statements

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

1. Description of the Business

RSC Topco, Inc., together with its consolidated subsidiaries, including Accession Risk Management Group, Inc., (the “Company”) provides insurance brokerage, wholesale brokerage, insurance programs, and professional services serving a wide range of medium size domestic and international commercial businesses. The Company’s corporate headquarters are located in Boston, Massachusetts, with additional sales offices located throughout the United States and Canada.

The Company primarily operates as an agent or broker. Within this space, the Company’s business is divided into Risk Strategies (“RSC”) and One80 Intermediaries (“One80”). RSC operates as a retail brokerage, risk management and reinsurance placement business primarily focused on property and casualty and employee benefits for small and middle-market businesses and individuals across a variety of industries. One80 operates as an alternative distribution and underwriting management business, offering specialized insurance solutions to insurers and other insurance agents and brokers.

While our business is primarily brokerage and professional services, we operate various ancillary insurance operations, including reinsurance companies that assume underwriting risk and series captive insurance companies (“SCICs”), primarily for the purpose of facilitating additional underwriting capacity and generating incremental revenues. The premiums and underwriting exposure related to the Company’s SCIC insurance operations are fully ceded to the client-owned captive cells such that SCIC operations have no underwriting risk on a net written basis.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements and notes have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Rule 3-05 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the Securities Act). The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of March 31, 2025. All significant intercompany balances and transactions have been eliminated in consolidation.

The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes included in the audited annual consolidated financial statements for the year ended December 31, 2024.

Significant Accounting Policies

Our significant accounting policies are detailed in Note 2. Summary of Significant Accounting Policies of the audited annual consolidated financial statements for the year ended December 31, 2024. There have been no changes to our significant accounting policies during the three months ended March 31, 2025.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents are maintained at financial institutions and may exceed federally insured limits. Cash equivalents as of March 31, 2025 consist of money market funds of approximately $25,000.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Deferred Policy Acquisition Costs

The Company capitalizes deferred policy acquisitions costs (“DACs”). As of March 31, 2025, DACs were $1,056 which are included in Prepaid expenses and other current assets in the Condensed Consolidated Balance Sheet.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures, which includes amendments that further enhance tax disclosures, primarily related to the rate reconciliation and required disclosure of income taxes paid by jurisdiction. This ASU is effective for public entities for fiscal years beginning after December 15, 2024. The Company is still assessing the effect of this update on the condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03: Disaggregation of Income Statement Expenses, which requires disclosures about the nature of expenses presented on the face of the income statement. The guidance is effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the disclosures in the condensed consolidated financial statements.

The Company has assessed other accounting pronouncements issued or effective through the issuance date of these condensed consolidated financial statements and for the three months ended March 31, 2025 and deemed they were not applicable to the Company or are not anticipated to have a material effect on the condensed consolidated financial statements.

3. Revenue Recognition

Our accounting policies related to revenue recognition are detailed in Note 3. Revenue Recognition of the audited annual consolidated financial statements for the year ended December 31, 2024. There have been no changes to these accounting policies during the three months ended March 31, 2025.

The following tables present revenues disaggregated by revenue source:

	Three Months Ended March 31, 2025
	RSC	One80	Insurance	Total
Commissions(1)	$225,432	$112,158	$—	$337,590
Fees(2)	49,418	11,723	2,270	63,411
Contingency and profit share	17,398	6,838	—	24,236
Insurance revenues	$—	$—	$5,384	5,384

Total revenues	$292,248	$130,719	$7,654	$430,621

(1)

Includes commissions and fees related to policy placement services, which are affected by fluctuations in premium rate levels and other factors that we do not control. Of these amounts, approximately $231,128 are recognized at a point in time and $106,462 are recognized over time.

(2)	Includes fees related to services other than securing coverage for our customers, including captive management services, actuarial, construction safety and other types of consulting work.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Contract Balances

The following schedule provides contract assets and contract liabilities information from contracts with customers accounted for under ASC 606.

	As of March 31,	As of December 31,
	2025	2024
Premiums, commissions, and fees receivable, net (1)	$573,678	$640,234
Costs to fulfill	8,981	$8,981
Costs to obtain	44,526	$43,559

Total contract assets and receivables	$627,185	$692,774

Contract liabilities	$34,360	$31,243

Total contract liabilities	$34,360	$31,243

(1)

The remainder of the balances within Premium, fees, and commissions receivable, net on the accompanying Condensed Consolidated Balance Sheet represents premium balances currently due from policyholders and fronting insurance carriers to the Company in its capacity as an insurer.

Under ASC 606, certain costs to obtain or fulfill a contract that were previously expensed as incurred have been capitalized. The Company capitalizes the incremental costs to obtain contracts primarily related to Commissions or sales bonus payments. These deferred costs are classified as Other long-term assets on the accompanying Condensed Consolidated Balance Sheet and amortized over the expected life of the underlying customer relationships.

The Company also capitalizes certain pre-placement costs that are considered fulfillment costs that meet the following criteria: these costs (1) relate directly to a contract, (2) enhance resources used to satisfy the Company’s performance obligation and (3) are expected to be recovered through revenue generated by the contract. These costs are classified as Prepaid expenses and other current assets on the accompanying Condensed Consolidated Balance Sheet and amortized at a point in time when the associated revenue is recognized. Contract assets increased during the year ended December 31, 2024 due to growth in our business and from businesses acquired in the current year.

Deferred revenue (contract liabilities) primarily relates to advance consideration received from customers under the contract before the transfer of a good or service to the customer. Deferred revenue is reflected within Other liabilities.

Remaining Performance Obligations

The Company has applied the practical expedient not to present unsatisfied performance obligations for contracts with an original expected length of one year or less.

4. Acquisitions

The Company completed three acquisitions during the three months ended March 31, 2025. The results of operations of the acquired companies are included in the condensed consolidated financial statements from the acquisition dates through March 31, 2025. The purchase price for each acquisition was determined based on the Company’s expectations of future earnings and cash flows. The purchase price was allocated to tangible assets, liabilities, and identifiable intangible assets acquired, based on their estimated fair values. The excess of purchase price over the aggregate fair values of the net assets acquired has been recorded as Goodwill. Goodwill acquired through asset purchases is amortizable for tax purposes, while the Goodwill acquired through equity purchases is not.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

As detailed below, the acquisition costs associated with certain acquisitions include shareholder equity, usually issued through common stock. The value ascribed to the equity issued, as defined in the purchase agreements, was calculated on the acquisition dates by the Company. Most acquisitions include a potential contingent payment (purchase agreement obligation adjustment) which requires additional consideration to be paid by the Company to the sellers based on future revenues or earnings before interest, tax, depreciation and amortization (“EBITDA”). Management records subsequent changes in these estimated purchase agreement obligation adjustments, including the accretion of the discount, in the Condensed Consolidated Statement of Operations and Comprehensive Loss.

The purchase agreement obligation adjustment is calculated based upon the Company’s projections of the acquired company’s revenue and EBITDA growth, as applicable, and subsequently developing a range of potential purchase agreement obligation adjustments, with the resulting liability recorded being based upon a probability-weighted analysis of these potential outcomes. Amounts are generally payable from one to three years after the acquisition date depending upon stipulations within the respective acquisition agreements.

Transaction-related costs associated with each acquisition were expensed within Professional services in the Condensed Consolidated Statement of Operations and Comprehensive Loss.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Three Months Ended March 31, 2025

Details surrounding each of the Company’s acquisitions are outlined in the table below:

	Schroeder Insurance	Cantor Insurance Group, LLC	GMC Advisors LLC	Total
Acquisition date	January 1, 2025	February 1, 2025	February 1, 2025
Type of acquisition	Asset	Asset	Asset
Acquisition cost:
Cash paid	$9,086	$12,655	$10,362	$32,103
Working capital reserve	177	200	92	469
Common stock	2,468	3,393	2,670	8,531
Fair value of purchase agreement obligation	862	1,006	631	2,499

Total acquisition cost	$12,593	$17,254	$13,755	$43,602

Purchase price allocation:
Assets
Tradename	$63	$85	$63	$211
Customer relationships	4,923	6,702	4,866	16,491
Goodwill	7,607	10,467	8,826	26,900

Total assets acquired	$12,593	$17,254	$13,755	$43,602

Number of shares of common stock issued	856,770	1,177,951	927,188	2,961,909

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The purchase price allocation for acquisitions purchased during the three months ended March 31, 2025 are based on estimates that are preliminary in nature and subject to adjustments. Any necessary adjustments must be finalized during the measurement period, which for a particular asset, liability, or non-controlling instrument ends once the acquirer determines that either (1) the necessary information has been obtained or (2) the information is not available. However, the measurement period for all items is limited to one year from the acquisition date. Items subject to change are the amounts of tangible and intangible assets that are subject to finalization of valuation analyses and amounts for contingencies which are pending the finalization of the Company’s assessment. Accordingly, amounts preliminarily allocated to goodwill and other intangible assets may be adjusted. Such amounts may be material and would primarily represent reclassifications between goodwill and other intangible assets.

Changes in the fair value of purchase agreement obligations during the three months ended March 31, 2025 were as follows:

Fair value of purchase agreement obligations as of December 31, 2024	$556,857
Acquisition date fair value of purchase agreement obligations recorded	2,499
Payments of purchase agreement obligations(1)	(168,553)
Changes in fair value of purchase agreement obligations	16,514

Fair value of purchase agreement obligations as of March 31, 2025	$407,318

(1)	Includes $151,295 paid in cash and $17,258 paid through issuance of Company common stock.

The aggregate maturities of the purchase agreement obligations are estimated as follows as of March 31, 2025:

Year ending December 31:
2025	$77,478
2026	$86,783
2027	$209,262
2028	$33,795

Total	$407,318

5. Goodwill

The changes in the carrying value of Goodwill for the three months ended March 31, 2025 are as follows:

Balance as of December 31, 2024	$3,496,079
Goodwill of acquired business	26,900
Goodwill adjustments during measurement period	183
Foreign currency translation adjustments during the period	(20)

Balance as of March 31, 2025	$3,523,142

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

6. Intangible Assets

Intangible assets consist of the following:

	Carrying Value	Accumulated Amortization	Foreign Translation Adjustment	Net Carrying Value	Weighted Average Life in Years
March 31, 2025
Customer relationships	$1,867,976	$(636,661)	$3	$1,231,318	13.56
Tradenames	65,673	(54,802)	—	10,871	6.74
Developed technology	33,100	(7,226)	—	25,874	4.00
Favorable leasehold interests	1,487	(1,314)	—	173	8.94
Non-compete agreements	$30,035	$(20,742)	$—	$9,293	6.60

Total	$1,998,271	$(720,745)	$3	$1,277,529

Amortization expense recorded related to amortizable intangible assets for the three months ended March 31, 2025, was approximately $37,627.

Estimated future amortization expense for amortizable intangible assets is as follows as of March 31, 2025:

Year ending December 31:
Remainder of 2025	$114,185
2026	131,063
2027	128,921
2028	122,161
2029	116,348
Thereafter	664,851

Total	$1,277,529

7. Allowance for Credit Losses

The allowance for credit losses is based on a number of factors, including the balance, historical write-offs, aging of balances, and other quantitative and qualitative analyses. The Company periodically reviews the adequacy of the allowance and makes adjustments, as necessary. Recoveries of accounts receivable previously written off are recorded if and when received.

As it relates to our investments, we regularly review our individual investment securities for factors that may indicate that a decline in fair value of an investment has resulted from an expected credit loss, including:

•	the financial condition and near-term prospects of the issuer, including any specific events that may affect its operations or earnings;

•	the extent to which the market value of the security is below its cost or amortized cost;

•	general market conditions and industry or sector specific factors;

•	nonpayment by the issuer of its contractually obligated interest and principal payments; and

•	our intent and ability to hold the investment for a period of time sufficient to allow for the recovery of costs.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The allowance for credit losses for uncollectible reinsurance recoverables is based on an estimate of the balance that will ultimately be unrecoverable due to reinsurer insolvency, a contractual dispute, or any other reason. Refer to Note 9. Reinsurance for further information on the allowance for credit losses for reinsurance recoverables.

An analysis of the allowance for credit losses related to the Company’s accounts receivable for the three months ended March 31, 2025, is provided below.

Three Months Ended March 31, 2025
Balance at beginning of period	$19,162
Provisions charged to operations	397
Accounts written-off, net of recoveries	(1,132)

Balance at end of period	$18,427

The Company did not record an allowance for credit losses related to investments for the three months ended March 31, 2025.

8. Loss and Loss Adjustments Expense Reserves

The following table summarizes the changes in the Loss and loss adjustments expense reserves, gross of reinsurance, for the three months ended March 31, 2025.

Loss and loss adjustments expense reserves, as of December 31, 2024	$270,319

Reinsurance recoverables on losses and LAE as of December 31, 2024	(255,143)

Loss and loss adjustments expense reserves, net of reinsurance recoverables as of December 31, 2024	15,176

Add provisions (reductions) for loss and loss adjustments expense reserves occurring in:
Current period	3,927
Prior years	53

Net incurred losses and LAE during the current period	3,980

Deduct payments for losses and LAE occurring in:
Current period	666
Prior years	5,513

Net claim and LAE payments during the current year	6,179

Loss and loss adjustments expense reserves, net of reinsurance recoverables as of March 31, 2025	12,977
Reinsurance recoverables on losses and LAE as of March 31, 2025	261,636

Loss and loss adjustments expense reserves as of March 31, 2025	$274,613

As a result of adverse loss experience across the group accident and health insurance business, changes in estimates of provisions of losses and loss adjustment expenses were made resulting in increases of $53 for the three months ended March 31, 2025, which are within the Condensed Consolidated Statement of Operations and Comprehensive Loss as Other expenses.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

9. Reinsurance

The effects of reinsurance on premiums written, assumed, and earned were as follows:

	Three Months Ended March 31, 2025
	Written	Earned
Direct premiums	$73,648	$118,464
Assumed premiums	9,899	22,037
Ceded premiums	(76,188)	(135,117)

Net premiums	$7,359	$5,384

The effects of reinsurance on incurred losses and LAE, which are presented within Other expenses, were as follows:

Three Months Ended March 31, 2025
Direct losses and LAE	$5,833
Assumed losses and LAE	4,470
Ceded losses and LAE	(6,323)

Net losses and LAE	$3,980

Reinsurance recoverables

The following table provides details of the Reinsurance recoverables balance as of March 31, 2025:

As of March 31, 2025
Reinsurance recoverable on unpaid losses and expenses	$261,351
Reinsurance recoverable on paid losses and loss expenses	285

Reinsurance recoverables	$261,636

As of March 31, 2025, the Company’s reinsurers are all captive cells related to the SCIC operations. To mitigate exposure to credit risk for these reinsurers, the Company evaluates the financial condition of the reinsurer and may hold substantial collateral (in the form of funds withheld, trusts and letters of credit) as security.

10. Property and Equipment, net

Property and equipment consist of the following:

As of March 31, 2025
Furniture and fixtures	$9,187
Office equipment	4,058
Computer equipment and software	78,216
Leasehold improvements	12,670

Total	104,131
Less: Accumulated depreciation and amortization	(57,404)

Property and equipment, net	$46,727

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Depreciation and amortization expense relating to property and equipment for the three months ended March 31, 2025, was approximately $2,967.

Included in computer equipment and software are capitalized costs to develop various internal use software of approximately $3,429 as of March 31, 2025. The Company will begin depreciating these assets upon completion of the application development phase which is estimated to be in 2025 and 2026.

11. Fair Value Measurements

The following tables summarize the fair value measurements of assets and liabilities that are measured at fair value on a recurring basis.

	As of March 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Fixed maturity securities:
Corporate obligations	$—	$11,327	$—	$11,327
U.S. government obligations	5,589	—	—	5,589
Municipal obligations	—	2,375	—	2,375
Equities and other investments:				—
Common stocks	3,490	—	—	3,490
Exchange traded funds	507	—	—	507
Other investments (1)	113	—	—	113

Total	$9,699	$13,702	$—	$23,401

Liabilities
Purchase agreement obligations	$—	$—	$407,318	$407,318

Total	$—	$—	$407,318	$407,318

(1)	Other investments include mutual funds and Real Estate Investment Trusts.

All investments depicted in the table above are included in Prepaid expenses and other current assets and purchase agreement obligations are included in Current portion of purchase agreement obligations or Purchase agreement obligation on the accompanying Condensed Consolidated Balance Sheet. Unrealized gains and losses on fixed maturity and equity securities held as of March 31, 2025, were immaterial. Unrealized gains and losses recognized on equity securities held during the year ending March 31, 2025, were also immaterial.

The Company determines the fair value of purchase agreement obligations based on a probability weighted approach derived from an assessment with respect to the likelihood of achieving the defined criteria. The measurement is based upon significant inputs not observable in the market. Changes in the fair value of the Company’s purchase agreement obligations are recorded as income or expense within Change in fair value of deferred purchase consideration in the Condensed Consolidated Statement of Operations and Comprehensive Loss in the period of such changes.

Changes in the fair value of purchase agreement obligations attributed to acquisitions are disclosed in Note 4. Acquisitions.

Pledged certificates of deposit and pledged U.S. Treasury notes are included in Prepaid expenses and other current assets on the accompanying Condensed Consolidated Balance Sheet. Investment income and realized gains and losses, net of investment expenses are included in Other income, net on the accompanying Condensed Consolidated Statement of Operations and Comprehensive Loss.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The carrying values of Cash and cash equivalents Restricted cash, Premiums, commissions, and fees receivable, net and Accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

12. Long Term Debt

Unitrust

On October 31, 2019, an indirect wholly-owned subsidiary of the Company entered into a credit agreement (the “Unitrust”) with a financial institution for an initial term loan and delayed draw facilities, and subsequently amended the Unitrust to provide for incremental term loans, delayed draw facilities, and a revolving line of credit. The eighth amendment to the Unitrust was executed on August 15, 2024, which allowed for a new delayed draw term commitment in the amount of $900,000 (“2024 Delayed Draw Facility”), increased the revolving line of credit by $100,000 and reduced the applicable margin on the interest rate by 0.75%. During the three months ended March 31, 2025, the Company borrowed $215,000 under the Unitrust.

As of March 31, 2025, the components of the Company’s long-term debt under the Unitrust were as follows:

Unitrust Facility	Outstanding	Available
Term Loan	$1,508,351	$—
Tranche B Term Loan (2020)	384,531	—
Term Loan Tranche C (2021)	803,606	—
2022 Delayed Draw Tranche 2 Term Loan	929,805	—
2023 Delayed Draw Tranche 2 Term Loan	692,296	—
2024 Delayed Draw Term Facility	350,031	548,750
Revolving line of credit		148,607

Total	$4,668,620	$697,357

Less: Unamortized debt discount and issuance costs	(46,484)
Less: Current portion(1)	(48,000)

Long term debt, net of debt discount and current portion	$4,574,136

(1)

The remainder of the Company’s Long term debt, net of current portion on the accompanying Condensed Consolidated Balance Sheet of $18,800 is related to the Subordinated Promissory Notes discussed below.

The Unitrust also provides for a letter of credit commitment of $10,000. As of March 31, 2025, approximately $5,034 of costs associated with the revolving line of credit and delayed draw term commitments are included in Other long-term assets on the Condensed Consolidated Balance Sheet.

Principal payments of $12,053 are due in quarterly installments. The outstanding principal balance is due in a balloon payment upon maturity on November 1, 2029. Interest is due and payable on a quarterly basis. All borrowings under the Unitrust bear interest at a variable interest rate equal to the Secured Overnight Financing Rate subject to a floor of 0.75%, plus a margin of 4.75%. The weighted average interest rate on outstanding borrowings under the Unitrust was 9.047% as of March 31, 2025.

The Unitrust long-term debt is subject to certain financial covenants, the most restrictive of which is the ratio of consolidated indebtedness to consolidated EBITDA (the “Consolidated Total Leverage Ratio”). The provisions of the Unitrust also include certain covenants and restrictions on indebtedness, financial guarantees, business combinations, dividends and distributions, and other related items as defined by the agreements.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Substantially all of the Company’s tangible and intangible assets are pledged as collateral under the Unitrust, which also contains an excess cash flow clause that could require principal prepayment based on a cash flow calculation as defined by the agreement. The Unitrust also contains a subjective acceleration clause, whereby if the Company’s business, assets, or financial condition materially changes, at the lender’s discretion, the outstanding borrowings could become current.

For the three months ended March 31, 2025, the Company was in compliance with all debt covenants.

Subordinated Promissory Notes

One June 1, 2023, an indirect wholly-owned subsidiary of the Company entered into a $9,800 subordinated promissory note in connection with the acquisition of the assets of Johnson Financial Group, Inc. The note accrues interest at 10% per annum and matures at the earlier of June 1, 2025, or a change in control of the Company.

On June 30, 2023, an indirect wholly-owned subsidiary of the Company entered into a $9,000 a subordinated promissory note in connection with the acquisition of the assets of First Insurance Group of the Midwest, Inc. The note accrues interest at 10% per annum and matures at the earlier of June 30, 2025, or a change in control of the Company.

Annual aggregate future principal payments of all long-term debt as of March 31, 2025, are as follows:

Year ending December 31:	Amount
Remainder of 2025	$52,647
2026	48,000
2027	48,000
2028	48,000
2029	4,490,773

Total	$4,687,420

13. Mezzanine Equity

On August 14, 2023, (“Issuance Date”), the Company 300,000 shares of Senior Preferred Stock (“Preferred Stock”) with an aggregate liquidation preference of $300,000 to investors in exchange for cash consideration of $291,000. Shares of Preferred Stock are nonconvertible. Each holder of Preferred Stock is entitled to approximately 304 votes and ranks senior to the Company’s common stock described in Note 14. Equity.

Dividends on the Preferred Stock are cumulative and accrue on a daily basis at an annual dividend rate on the liquidation preference (equal the sum of the initial liquidation preference and all accrued, accumulated, and unpaid dividends). The initial annual dividend rate will be 13.25% per annum for the first six years. For the next two years the annual dividend rate will be 13.75% and then increase to 14.25% per annum for each year thereafter.

Shares of the Preferred Stock are redeemable at the Company’s option at any time, in whole or in part, in cash at the defined redemption price. Preferred Shares are also contingently redeemable upon specific material events (“Trigger Events”) which include, a change of control, the consummation of a primary initial public offering (“IPO”) or other events. The redemption price will be equal to the liquidation preference plus accrued but unpaid dividends, and an early premium amount which may be up to 3% of the amount otherwise payable depending on the time at which a redemption is triggered or exercised.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Commencing on the 10th anniversary of the Issuance Date, majority holders of the Series A Preferred Stock shall have a right to require the Company to consummate a transaction that would result in a change of control of the Company. If the Company breaches such covenant or fails to consummate such transaction sale within 12 months after such demand is issued, the majority holders may elect an additional member to the board of directors.

Shares of the Preferred Stock issued and outstanding are accounted for as redeemable shares in the mezzanine section on the Company’s consolidated balance sheet as the shares are redeemable outside of the Company’s control. As of December 31, 2024, shares of the Series A Preferred Stock were considered probable of becoming redeemable. The Company has elected to adjust the carrying value of the redeemable Series A Preferred Stock to their earliest redemption value through the accretion method. In the absence of retained earnings, adjustments to the redemption value were recorded against additional paid-in capital.

For the three months ended March 31, 2025 the accrued and unpaid dividends and other accretion to the expected redemption amount of the Preferred Stock amounted to approximately $72,372. The Company has not declared a distribution of dividends on the Preferred Stock to date.

14. Equity

The Company is authorized to issue 7,000,000,000 shares of common stock with a par value of $0.01 per share consisting of 2,000,000,000 shares designated as voting common stock (“Voting Common Stock”) and 5,000,000,000 shares designated as non-voting common stock (“Non-voting Common Stock”). Each holder of Voting Common Stock is entitled to one vote. Holders of Non-voting Common Stock are not entitled to a vote, however the approval of a majority of the holders of Non-voting Common Stock are required for certain actions.

In 2020, a wholly-owned subsidiary of the Company issued “Exchangeable Shares” with an aggregate fair value of $18,538 as part of the consideration paid for an acquisition. Each Exchangeable Share can be exchanged on a one-for-one basis with the Company’s Non-voting Common Stock under certain conditions. These Exchangeable Shares do not have participation rights in the wholly-owned subsidiary from which they are issued; rather, they are economically equivalent to the Company’s Non-Voting Common Stock. There were no exchanges as of March 31, 2025.

During 2023, the Company entered into various agreements with former employees to repurchase approximately 20,459,000 shares of common stock, with a fair value at signing of $46,851. No new agreements were entered into during 2025. As of March 31, 2025, the Company repurchased 120,977 shares of common stock, with a fair value of $351. Payments are presented within the Condensed Consolidated Statement of Cash Flows as repurchase of common stock in the year the cash is paid.

15. Income Taxes

The provision for income taxes for the three months ended March 31, 2025 was $42,930, and the effective tax rate for the period was (78.9)%. The difference between the Company’s effective tax rate for 2025 and the US statutory rate of 21% was primarily due to the valuation allowance recognized against deferred tax assets.

16. Commitments and Contingencies

Commitments

The Company’s operations are conducted in leased facilities which provide the Company the right to use the underlying asset and require lease payments for the duration of the lease term which are included in Other liabilities and Other long-term liabilities in the Company’s Condensed Consolidated Balance Sheet.

Legal Proceedings

The Company is subject to various legal proceedings that arise in the ordinary course of business and would accrue for liabilities associated with these proceedings for which the Company considers it probable that future expenditures will be made and for which such expenditures could be reasonably estimated. The Company does not believe it is a party to any claims, lawsuits or legal proceedings that will have a material adverse effect on its consolidated financial condition and results of operations. Where it is determined, in consultation with internal and external counsel that are handling the Company’s defense in these matters and based upon a combination of litigation and settlement strategies, that a loss is probable and estimable in a given matter, the Company establishes an accrual.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

In all pending litigation matters, the Company believes it has accrued adequate reserves. The Company continuously monitors any proceedings as they develop and adjusts its accruals and disclosures as needed.

Regulatory Requirements and Restrictions

Through its subsidiaries, the Company is subject to the laws and regulations of territories in which the Company underwrites insurance business including Bermuda, United States (multiple states), Turks and Caicos, and the Bahamas. Territory regulations cover all aspects of the Company’s business and are generally designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders.

As of March 31, 2025, the Company’s total capital requirements for the insurance business was $20,708.

All dividend payments require prior approval from the relevant regulator.

17. Related Party Transactions

As of March 31, 2025, Kelso & Company (“Kelso”), through its affiliates, owns 819,808,747 shares of the Company’s common stock.

In July 2020, the Company entered into a note receivable with an employee for $3,011 for certain indemnity claims related to the acquisition of a company in 2019.

Under a management services agreement with Kelso, the Company pays Kelso a quarterly fee and reimburses out-of-pocket expenses. Total expenses recorded for the for the three months ended March 31, 2025 was approximately $625.

The Company provides insurance brokerage and related services to Kelso and several Kelso portfolio companies. Total revenue recognized for the three months ended March 31, 2025 was approximately $1,209.

The Company leases certain properties from related parties who are employees of the Company. Rent expense recorded under these arrangements for the three months ended March 31, 2025 was approximately $1,310.

The Company utilizes ResourcePro for various administrative functions. Total expenses recorded for the three months ended March 31, 2025 was approximately $2,910.

The Company utilizes WilliamsMarston for finance consulting services. Total expenses recorded for the three months ended March 31, 2025 was approximately $1,111.

In September 2022, the Company entered into notes receivable with certain employees for the purpose of purchasing Company shares. Interest is payable and adjusted monthly equal to the Wall Street Journal Prime Rate minus 1.25%. The interest rate as of March 31, 2025 was 6.25%. Annual principal payments of 20% of the original principal are due commencing September 2025. The outstanding principal is due and payable on the earlier of maturity date, 30 days after termination of employment or other separation from the Company, or an event of default. The notes mature in September 2029. Outstanding principal balance was approximately $1,450 as of March 31, 2025.

18. Subsequent Events

On May 16, 2025, the Company borrowed $26,000 from the 2024 Delayed Draw in order to fund purchase agreement obligation payments.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The Company has performed an evaluation of subsequent events through June 9th, 2025, which is the date the condensed consolidated financial statements were available to be issued.